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                                                                    EXHIBIT 21.1

PetroFina Subsidiaries

American Petrofina Holding Co. (United States)
Brittany Holdings, Ltd. (Bermuda)
Etmofina S.A. (Belgium)
Fina Insurance (Belgium)
Fina, Inc. (United States)
Fina PLC (United Kingdom)
Fina Aviation-Chemicals S.A. (Switzerland)
Fina Deutschland GmbH (Germany)
Fina Europe S.A. (Belgium)
Fina Exploration, Ltd. (United Kingdom)
Fina Exploration Libya B.V. (The Netherlands)
Fina Exploration MINH HAI B.V. (The Netherlands)
Fina Exploration Norway S.A. (Belgium)
Fina Exploration Norway SCA (Belgium)
Fina France S.A. (France)
Fina Holding Deutschland GmbH (Germany)
Fina Iberica S.A. (Spain)
Fina International N.V. (The Netherlands)
Fina Italiana SPA (Italy)
Fina Road Services (Luxembourg)
Fina Marine S.A. (Belgium)
Fina Nederland B.V. (The Netherlands)
Fina Raffinaderij Antwerpen N.V. (Belgium)
Fina Research S.A. (Belgium)
Mafina B.V. (The Netherlands)
Norske Fina A/S (Norway)
Finaoleochemicals N.V. (Belgium)
Fina Chemicals Antwerpenn V. (Belgium)
Fina Chemicals Feluy S.A. (Belgium)
Petrofina Delaware, Inc. (United States)
PetroFina International Group S.A. (Belgium)
Sigma Coatings B.V. (The Netherlands)
Sigma Coatings S.A. (France)
Fina Rep S.P.R.L. (Democratic Republic of The Congo)
Finadobrasilpetroleo Ltd. (Brazil)
Cos-Mar, Inc. (United States)
Fina Antwerp Olefins N.V. (Belgium)
Lindsey Oil Refinery Ltd.  (United Kingdom)
Raffineria Di Roma SPA (Italy)
Fina Petroleos De Angola S.A.R.L  (Angola)
Norpipe Oil AS (Norway)
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Norsea Pipeline Ltd. (United Kingdom)
BP-Fina Rwanda S.A.R.L. (Rwanda)
Fina BP Burundi S.A.R.L.  (Republic of Burundi)
Fina Far East PTE Ltd. (Singapore)
Fina GmbH  (Austria)
Fina Portuguesa Oleos E Carburantes, S.A.  (Portugal)
Norseagas A/S (Norway)
Petrofina Japan Office  (Japan)
Total-Fina Gabon S.A. (Gabon)
Fina Congo S.A.R.L.  (Democratic Republic of The Congo)
SEP Congo S.A.R.L.  (Democratic Republic of The Congo)